Exhibit 10.13

CONTRACT NEGOTIATIONS – June 27, 2013

1.	This is a three year contract. Wage increases will be as follows: 1st year – 5%; 2nd year – 3%; 3rd year – 3%.

2.	There will be no increase in employee contributions to the BC/BS medical plans. The benefits will remain the same. Should future changes be needed, they will be reviewed with the union.

3.	Any increase in cost from the VSP optical plan or Guardian Dental will be absorbed by the company.

4.	Cola provisions of the contract are applicable to the second and third year of the contract.

Signed	/s/ Jose Caez	Date	June 27, 2013
Jose Caez, IBEW1031

Signed	/s/ Gene Ahner	Date	6/27/13
Gene Ahner, Wells Gardner